Exhibit 99.3

CONSENT OF D. BEN BERRY

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, D. Ben Berry, hereby consent to be named as a prospective director of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) in the Registration Statement on Form S-4 of Hampton Roads Bankshares, dated October 31, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ D. Ben Berry
Name:	D. Ben Berry

Dated: October 30, 2008